COMPENSATION AGREEMENT

     This Compensation Agreement is dated as of January 19, 2006 among Entertainment Is Us, Inc., a Delaware corporation (the "Company") and Sichenzia Ross Friedman Ference LLP ("Consultants").

     WHEREAS, the Company has requested the Consultants to provide the Company with legal services in connection with their business, and the Consultants have agreed to provide the Company with such legal services; and

     WHEREAS, the Company wishes to compensate the Consultants with shares of its common stock for such services rendered;

     NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. The Company will issue up to Fifty Thousand (50,000) shares of the Company's common stock, no par value per share, to such members or employees of the Consultants as the Consultants shall designate,subsequent to the filing of a registration statement on Form S-8 with the Securities and Exchange Commission registering such shares, as set forth in Section 2 below. The shares to be issued shall represent consideration for services to be performed by the Consultant on behalf of the Company.

2. The above compensation shall be registered using a Form S-8. The Company shall file such Form S-8 with the Securities and Exchange Commission within 30 days of the execution of this agreement.

     IN WITNESS WHEREOF, this Compensation Agreement has been executed by the Parties as of the date first above written.

                        ENTERTAINMENT IS US, INC.

                        /s/ Gary Stewart
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                        Gary Stewart
                        Chief Financial Officer, Director


                        SICHENZIA ROSS FRIEDMAN FERENCE LLP

                        /s/ Richard A. Friedman
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                        Richard A. Friedman